Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-31595, 333-47123, 333-113246, 333-194854, 333-222261, 333-232220 and 333-276170 on Form S-8 of our reports dated October 23, 2024, relating to the financial statements of Winnebago Industries, Inc. and the effectiveness of Winnebago Industries, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended August 31, 2024.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
October 23, 2024